SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2008 (March 17, 2008)

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 28, 2008, the Registrant reported on a Form 8-K that it had entered into Amended and Restated Promissory Notes in the aggregate principal amount of $68,000 (the “Aggregate Principal Amount”) with Calico Capital Management, LLC, BRAX Capital, LLC and Gene Salkind, M.D. (the “First Amended Notes”). The purpose of the First Amended Notes was to modify the condition on exercise of conversion rights provided therein. On March 17, 2008, the Registrant and the holders of the First Amended Notes amended and restated the First Amended Notes and entered into Second Amended and Restated Convertible Promissory Notes with respect to the same Aggregate Principal Amount (the “Second Amended Notes”). The purpose of the Second Amended Notes was to remove entirely the condition on exercise of conversion rights provided in the First Amended Notes, such that the Second Amended Notes are convertible at any time at the election of the holder.

The foregoing discussion is qualified in its entirety by reference to the form of Second Amended and Restated Convertible Promissory Note which is attached as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1.	Form of Second Amended and Restated Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2008

SIONIX CORPORATION

By:	/s/ Richard Papalian
Richard Papalian, Chief Executive Officer